UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2015

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 5, 2015, the agreement pursuant to which Quad/Graphics, Inc. (“Quad/Graphics”) was going to acquire Courier Corporation (“Courier”) was terminated. Under the terms of the agreement signed with Courier on January 16, 2015, Quad/Graphics would have paid Courier shareholders the equivalent of a total purchase price of $20.50 per share.

On January 27, 2015, Courier received an unsolicited offer from R.R. Donnelley & Sons Company of $23.00 per share in cash or stock, subject to pro ration. Quad/Graphics declined to negotiate further. Accordingly, Courier terminated its agreement with Quad/Graphics and paid Quad/Graphics a $10 million termination fee on February 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	February 9, 2015	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President, General Counsel and Secretary

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